Exhibit 99.1

B. Riley Financial Reports Financial Results for the First Quarter of 2018

Provides Q2 2018 Guidance for Net Income and Adjusted EBITDA

LOS ANGELES, May 7, 2018 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services, reported results for its first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights

▪	Total revenues increased to $95.8 million from $52.9 million in Q1 2017
▪	Net income of $4.5 million or $0.17 per diluted share
▪	Adjusted EBITDA increased to $16.1 million from $15.0 million in Q1 2017
▪	Adjusted net income of $8.8 million or $0.32 per diluted share
▪	Declares special dividend of $0.04 per share in addition to regular quarterly dividend of $0.08 per share
▪	Provides Q2 2018 net income in the range of $5.4 million to $10.0 million and adjusted EBITDA guidance in the range of $22 million to $30 million

“Our first quarter performance was driven by strong results in the auction and liquidation business, offset by modest results in our capital markets business. Looking ahead, we believe the robust activity we’re seeing in these episodic business units will be the primary drivers of our second quarter results, in addition to the continued steady performance from our other business segments. While we do not typically provide guidance, we feel it is important to highlight the current strength in our business to our shareholders,” said Bryant Riley, Chairman and CEO, B. Riley Financial. As we continue to find opportunities across our liquidation, appraisal, brokerage and principal investing platforms, the utilization and continued enhancement of our balance sheet will continue to play a critical role in providing value to our company and shareholders.”

First Quarter 2018 Financial Results

Total revenues for the three months ended March 31, 2018 increased to $95.8 million from $52.9 million for the same year-ago period, primarily driven by an increase in revenues related to services and fees associated with the company’s acquisitions of FBR & Co. and Wunderlich Securities, Inc. in 2017.

▪	Capital Markets Segment: Revenues totaled $60.3 million for the first quarter of 2018 compared to $17.7 million in the same year-ago period. The year-over-year increase is primarily due to revenues generated from services and fees associated with the company’s acquisitions of FBR & Co. and Wunderlich Securities, Inc. in 2017. Revenues for the first quarter of 2018 include $52.8 million generated from services and fees, and $7.6 million generated from interest income by the securities lending business. Segment loss was $0.3 million for the first quarter of 2018 compared to segment income of $6.6 million in the same year-ago period.
▪	Auction and Liquidation Segment: Revenues for the first quarter of 2018 increased to $15.5 million from $14.0 million in the same year-ago period. The year-over-year increase was driven by services and fees generated from the completion of a large retail liquidation engagement during the first quarter of 2018. Segment income generated $8.1 million in the first quarter of 2018, which represents a significant increase when compared to $1.8 million in the same year-ago period.
▪	Valuation and Appraisal Segment: Revenues increased to $8.5 million for the first quarter of 2018 from $7.8 million in the same year-ago period. Segment income generated totaled $1.9 million for the first quarter of 2018 compared to $2.0 million in the same year-ago period.

▪	Principal Investments – United Online Segment: Revenues, primarily driven by services and fees, and partially by the sale of goods, totaled $11.4 million in the first quarter of 2018. This compares to $13.4 million in the same year-ago period. Segment income totaled $4.9 million for the first quarter of 2018 compared to $4.2 million in the same year-ago period.

The company recorded $4.5 million in net income for the first quarter of 2018 or $0.17 per diluted share. This compares to $14.0 million in net income or $0.71 per diluted share in the same year-ago period.

Adjusted net income (excluding the impact of share-based payments, amortization of intangible assets, restructuring costs, transaction costs, tax impact of aforementioned adjustments, and certain tax items) totaled $8.8 million or $0.32 per diluted share for the first quarter of 2018. This compares to $7.7 million in adjusted net income or $0.39 in the same year-ago period. (See “Note Regarding Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP term.)

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, restructuring costs, transaction costs, and share-based compensation) for the first quarter of 2018 totaled $16.1 million. This compares to $15.0 million in adjusted EBITDA in the same year-ago period. (See “Note Regarding Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP term.)

As of March 31, 2018, the company had $74.3 million in unrestricted cash and cash equivalents, $23.4 million in restricted cash, $47.9 million due from clearing brokers, $131.1 million in net securities and other investments owned (at fair value), and $212.8 million in total debt. Total stockholders’ equity was $271.5 million as of March 31, 2018.

Guidance for Second Quarter 2018

B. Riley Financial is providing guidance estimates for net income in the range of $5.4 million to $10.0 million and adjusted EBITDA to be in the range of $22 million to $30 million for the second quarter of 2018. (See “Note Regarding Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP term.) These ranges reflect the expected impact of increased activity in the Capital Markets and Auction and Liquidation segments which have the potential to drive larger fee opportunities.

Declaration of Dividend

On May 7, 2018, B. Riley Financial’s board of directors approved a regular quarterly dividend of $0.08 per share and a special dividend of $0.04 per share which will be paid on or about June 5, 2018 to stockholders of record as of May 21, 2018.

Conference Call

B. Riley Financial will host a conference call today Monday, May 7, 2018 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). The company’s Chairman and CEO, Bryant Riley, President, Tom Kelleher, and CFO and COO, Phillip Ahn, will host the conference call followed by a question and answer period.

Please call the conference call number 10 minutes prior to the start time and an operator will register your name and organization.

B. Riley Financial, Inc. Q1 2018 Earnings Call

Date: Monday, May 7, 2018

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-Free: 1-877-451-6152

International: 1-201-389-0879

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website. A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 14, 2018.

Replay Dial-In Numbers:

Toll-Free: 1-844-512-2921

International: 1-412-317-6671

Replay Pin: 13679001

About B. Riley Financial, Inc.

B. Riley Financial, Inc. (NASDAQ: RILY), through its subsidiaries, provides collaborative financial services and solutions to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The company operates through several wholly-owned subsidiaries, including B. Riley FBR, Inc., Wunderlich Securities, Inc., Great American Group, LLC, B. Riley Capital Management, LLC (which includes B. Riley Asset Management, B. Riley Wealth Management, and Great American Capital Partners, LLC) and B. Riley Principal Investments, a group that makes proprietary investments in other businesses, such as the acquisition of United Online, Inc.

# # #

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) express or implied statements regarding anticipated second quarter guidance, future financial performance, the effects of our business model, the effects and anticipated benefits of our completed acquisitions of United Online, Inc., FBR & Co., and Wunderlich Securities, Inc., our pending acquisitions and related actions, expectations regarding future transactions and the financial impact, size and consistency of returns and timing thereof, as well as statements regarding the effect of investments in our business segments. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) risks associated with large engagements in our auction and liquidation segment; our ability to achieve expected cost savings or other benefits with respect to our pending and completed acquisitions, in each case within expected time frames or at all; our ability to consummate anticipated transactions and the expected financial impact thereof, in each case within the expected timeframes or at all; our ability to successfully integrate recent acquisitions; loss of key personnel; our ability to manage growth; the potential loss of financial institution clients; changing economic and market conditions; the timing of completion of significant engagements and those risks described from time to time in B. Riley Financial, Inc.’s filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted net income and adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for or benefit from income taxes, depreciation, amortization, transaction expenses, restructuring costs, and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings “Adjusted Net Income Reconciliation,” “Adjusted EBITDA Reconciliation” and “Forecasted Adjusted EBITDA Reconciliation.”

Investor Contact

Investor Relations

B. Riley Financial, Inc.

ir@brileyfin.com

(310) 966-1444

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollars in thousands, except par value)

	March 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Assets
Cash and cash equivalents	$74,339	$132,823
Restricted cash	23,371	19,711
Due from clearing brokers	47,896	31,479
Securities and other investments owned, at fair value	150,817	145,360
Securities borrowed	861,092	807,089
Accounts receivable, net	25,382	20,015
Due from related parties	6,016	5,689
Advances against customer contracts	7,695	5,208
Prepaid expenses and other assets	39,468	22,605
Property and equipment, net	11,467	11,977
Goodwill	98,771	98,771
Other intangible assets, net	54,788	56,948
Deferred income taxes	29,227	29,229
Total assets	$1,430,329	$1,386,904
Liabilities and Equity
Liabilities
Accounts payable	$3,180	$2,650
Accrued expenses and other liabilities	57,746	71,685
Deferred revenue	3,519	3,141
Due to related parties and partners	2,378	1,578
Securities sold not yet purchased	19,736	28,291
Securities loaned	854,723	803,371
Mandatorily redeemable noncontrolling interests	4,536	4,478
Notes payable	1,886	2,243
Senior notes payable	210,960	203,621
Total liabilities	1,158,664	1,121,058

Commitments and contingencies
B. Riley Financial, Inc. stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 40,000,000 shares authorized; 26,677,422 and 26,569,462 issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	2	2
Additional paid-in capital	261,413	259,980
Retained earnings	10,882	6,582
Accumulated other comprehensive loss	(754)	(534)
Total B. Riley Financial, Inc. stockholders’ equity	271,543	266,030
Noncontrolling interests	122	(184)
Total equity	271,665	265,846
Total liabilities and equity	$1,430,329	$1,386,904

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended
	March 31,
	2018	2017
Revenues:
Services and fees	$88,187	$52,818
Interest income - Securities lending	7,553	—
Sale of goods	38	79
Total revenues	95,778	52,897
Operating expenses:
Direct cost of services	11,652	17,601
Cost of goods sold	41	59
Selling, general and administrative expenses	68,098	24,152
Restructuring charge	217	374
Interest expense - Securities lending	5,168	—
Total operating expenses	85,176	42,186
Operating income	10,602	10,711
Other income (expense):
Interest income	128	132
Loss from equity investments	(672)	—
Interest expense	(4,227)	(791)
Income before income taxes	5,831	10,052
(Provision for) benefit from income taxes	(989)	3,849
Net income	4,842	13,901
Net income (loss) attributable to noncontrolling interests	339	(120)
Net income attributable to B. Riley Financial, Inc.	$4,503	$14,021

Basic income per share	$0.17	$0.73
Diluted income per share	$0.17	$0.71

Cash dividends per share	$0.16	$0.26

Weighted average basic shares outstanding	26,219,277	19,181,749
Weighted average diluted shares outstanding	27,271,819	19,626,574

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net income	$4,842	$13,901
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,337	2,042
Provision for doubtful accounts	305	325
Share-based compensation	2,558	907
Non-cash interest and other	186	15
Effect of foreign currency on operations	(48)	(1,167)
Loss from equity investments	672	—
Deferred income taxes	—	(9,124)
Impairment of leaseholds, lease loss accrual and loss on disposal of fixed assets	286	—
Income allocated for mandatorily redeemable noncontrolling interests	175	402
Change in operating assets and liabilities:
Due from clearing brokers	(16,417)	—
Securities and other investments owned	(5,457)	(24,514)
Securities borrowed	(54,003)	—
Accounts receivable and advances against customer contracts	(8,078)	(347)
Goods held for sale or auction	22	—
Prepaid expenses and other assets	(16,034)	242
Accounts payable, accrued payroll and related expenses, accrued value added tax payable and other accrued expenses	(10,049)	(11,127)
Amounts due to/from related parties and partners	473	(10,908)
Securities sold, not yet purchased	(8,555)	813
Deferred revenue	378	(315)
Securities loaned	51,352	—
Net cash used in operating activities	(54,055)	(38,855)
Cash flows from investing activities:
Purchases of property and equipment	(693)	(191)
Proceeds from sale of intangible assets	—	459
Equity investments	(3,575)	—
Net cash (used in) provided by investing activities	(4,268)	268
Cash flows from financing activities:
Repayment of notes payable	(357)	—
Payment of contingent consideration	—	(1,250)
Proceeds from issuance of senior notes	7,267	—
Payment of debt issuance costs	(76)	—
Payment of employment taxes on vesting of restricted stock	(1,125)	—
Dividends paid	(1,779)	(5,020)
Distribution to noncontrolling interests	(117)	(571)
Net cash provided by (used in) financing activities	3,813	(6,841)
Decrease in cash, cash equivalents and restricted cash	(54,510)	(45,428)
Effect of foreign currency on cash, cash equivalents and restricted cash	(314)	2,088
Net decrease in cash, cash equivalents and restricted cash	(54,824)	(43,340)
Cash, cash equivalents and restricted cash, beginning of year	152,534	115,399
Cash, cash equivalents and restricted cash, end of period	$97,710	$72,059

Supplemental disclosures:
Interest paid	$9,008	$1,386
Taxes paid	$136	$71

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
Segment Financial Information
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2018	2017
Capital Markets reportable segment:
Revenues - Services and fees	$52,776	$17,723
Interest income - Securities lending	7,553	—
Total revenues	60,329	17,723
Selling, general, and administrative expenses	(53,639)	(10,969)
Restructuring costs	(255)	—
Interest expense - Securities lending	(5,168)	—
Depreciation and amortization	(1,564)	(127)
Segment (loss) income	(297)	6,627
Auction and Liquidation reportable segment:
Revenues - Services and fees	15,517	13,996
Direct cost of services	(4,576)	(10,334)
Cost of goods sold	(1)	—
Selling, general, and administrative expenses	(2,881)	(1,850)
Depreciation and amortization	(8)	(5)
Segment income	8,051	1,807
Valuation and Appraisal reportable segment:
Revenues - Services and fees	8,520	7,796
Direct cost of services	(4,198)	(3,672)
Selling, general, and administrative expenses	(2,345)	(2,080)
Depreciation and amortization	(49)	(44)
Segment income	1,928	2,000
Principal Investments - United Online segment:
Revenues - Services and fees	11,374	13,303
Revenues - Sale of goods	38	79
Total revenues	11,412	13,382
Direct cost of services	(2,878)	(3,595)
Cost of goods sold	(40)	(59)
Selling, general, and administrative expenses	(1,958)	(3,312)
Depreciation and amortization	(1,679)	(1,840)
Restructuring costs	—	(374)
Segment income	4,857	4,202
Consolidated operating income from reportable segments	14,539	14,636

Corporate and other expenses (including restructuring recovery of $38 during the three months ended March 31, 2018)	(3,937)	(3,925)
Interest income	128	132
Loss on equity investments	(672)	—
Interest expense	(4,227)	(791)
Income before income taxes	5,831	10,052
(Provision for) benefit from income taxes	(989)	3,849
Net income	4,842	13,901
Net income (loss) attributable to noncontrolling interests	339	(120)
Net income attributable to B. Riley Financial, Inc.	$4,503	$14,021

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
Adjusted EBITDA Reconciliation
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2018	2017
Net income attributable to B. Riley Financial, Inc.	$4,503	$14,021

Adjustments:
Provision for (benefit from) income taxes	989	(3,849)
Interest expense	4,227	791
Interest income	(128)	(132)
Share based payments	2,558	907
Depreciation and amortization	3,337	2,042
Restructuring costs	217	374
Transactions related costs	354	886

Total EBITDA adjustments	11,554	1,019

Adjusted EBITDA	$16,057	$15,040

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
Adjusted Net Income Reconciliation
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended
	March 31,
	2018	2017
Net income attributable to B. Riley Financial, Inc.	$4,503	$14,021
Adjustments:
Share based payments	2,558	907
Amortization of intangible assets	2,160	1,522
Restructuring costs	217	374
Transactions related costs	354	886
Income tax effect of adjusting entries	(952)	(1,646)
Tax benefit from tax election to treat acquisition of UOL as a taxable business combination	—	(8,389)
Adjusted net income attributable to B. Riley Financial, Inc.	$8,840	$7,675

Adjusted income per common share:
Adjusted basic income per share	$0.34	$0.40
Adjusted diluted income per share	$0.32	$0.39

Shares used to calculate adjusted basic net income per share	26,219,277	19,181,749
Shares used to calculate adjusted diluted net income per share	27,271,819	19,626,574

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
Forecasted Adjusted EBITDA Reconciliation
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2018
	Low	High
Net income attributable to B. Riley Financial, Inc. (estimate)	$5,400	$10,000

Adjustments (estimate):
Provision for income taxes	2,000	3,700
Interest expense	9,000	9,700
Interest income	(100)	(100)
Share based payments	2,500	3,000
Depreciation and amortization	3,200	3,200
Transactions related costs	—	500

Total EBITDA adjustments	16,600	20,000

Adjusted EBITDA (estimate)	$22,000	$30,000